UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2024

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

The Walnut Building 691 Mill St, Suite 204 Los Angeles, CA	90021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 527-1270

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.000001 par value per share	AWIN	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $1,150 per share	AWINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

April 17, 2024 Delisting Letter

On April 17, 2024, AERWINS Technologies Inc. (the “Company”) received an Additional Staff Delisting Determination (the “Additional Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”). The Additional Staff Determination noted that the Company is now delinquent in filing its Form 10-K for the period ended December 31, 2023 (the “Form 10-K”), which additional delinquency may serve as a separate basis for the delisting of the Company’s securities from Nasdaq. The Additional Staff Determination notified the Company that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Capital Market and that it should present its views with respect to this additional deficiency to the Panel in writing no later than April 24, 2024.

History of Potential Nasdaq Delisting

As previously disclosed in the Current Report on Form 8-K filed on April 21, 2023 by the Company, on April 20, 2023, Nasdaq notified the Company that it no longer complied with the minimum bid price requirement under Listing Rule 5450(a)(1). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until October 17, 2023, to regain compliance with Rule 5450(a)(1) (the “Bid Price Rule”). As previously disclosed on a Form 8-K filed with the SEC on October 23, 2023, on October 18, 2023, Nasdaq notified the Company that it had determined to delist the Company as it did not comply with the requirements for continued listing on Nasdaq. As previously disclosed in the Current Report on Form 8-K filed with the SEC on November 28, 2023, the Company appealed Nasdaq’s determination in accordance with the procedures set forth in the Nasdaq Listing Rules and requested a hearing (the “Hearing Request”) before the Panel. As previously disclosed on a Form 8-K filed with the SEC on November 28, 2023, on November 21, 2023, Nasdaq issued an additional delist determination letter after the Company failed to file its Form 10-Q for the period ended September 30, 2023 (the “Delinquent Report”), as required by Listing Rule 5250(c)(1) (the “Periodic Filing Rule”). On November 28, 2023, the Company filed its Delinquent Report and, thus, regained compliance with the Periodic Filing Rule. As previously disclosed on a Form 8-K filed with the SEC on December 12, 2023, on December 6, 2023, Nasdaq issued an additional delist determination letter as the Company’s no longer complied with the $50,000,000 minimum market value of listed securities requirement set forth in Listing Rule 5450(b)(2)(A) (the “MVLS Rule”), which served as an additional and separate basis for delisting.

A hearing before the Panel was conducted on January 4, 2024. On January 16, 2024, the Panel conditionally granted the Company’s request to transfer its shares from The Nasdaq Global Market to The Nasdaq Capital Market, effective at the open of trading on January 18, 2024 and the Company’s request for an exception to Nasdaq’s listing rules until April 15, 2024, to demonstrate compliance, subject to the satisfaction of the following conditions (the “Panel Decision”):

1.	On or before January 23, 2024, the Company shall file a Form S-1 for a public offering of up to $13.5 million contemplated in its presentation to the Panel;

2.	On or before January 19, 2024, the Company shall file all necessary documentation required to transfer its listing from The Nasdaq Global Market to The Nasdaq Capital Market;

3.	On or before January 31, 2024, the Company will complete the deconsolidation of its Japanese subsidiary A.L.I. Technologies Inc. (“A.L.I. Technologies”);

4.	On or before March 28, 2024, the Company will implement a reverse stock split in a range of 1-for-10 to 1-for-100 with a target per share price of $7.00 per share;

5.	On or before April 15, 2024, the Company shall demonstrate compliance with all applicable continued listing requirements for The Nasdaq Capital Market under Rule 5550.

The Panel Decision indicates that the Company may request that the Nasdaq Listing and Hearing Review Council (the “Council”) review the Panel Decision, in which case a written request for review would need to be received within 15 days from the date of the Panel Decision. The Council may also on its own motion determine to review the Panel Decision.

The Panel Decision has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Market. The Company plans to fulfil each of the conditions as stated in the Panel Decision. To this end, the Company filed a Registration Statement on Form S-1 which this prospectus is a part on January 23, 2024 and completed the filing of all necessary documentation required to transfer its listing from The Nasdaq Global Market to The Nasdaq Capital Market. In addition, in satisfaction of the A.L.I. Technologies deconsolidation condition of the Panel Decision and as previously disclosed in a Form 8-K filed by the Company with the SEC on January 16, 2024, the Tokyo District Court entered an order on January 10, 2024, (the “January 10 Order”) confirming that bankruptcy proceedings are commenced against the A.L.I. Technologies, that A.L.I. Technologies is found to be insolvent and other administrative matters relating to the A.L.I. Technologies bankruptcy filing. Finally, on November 20, 2023, our stockholders voted to approve an amendment of our Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effectuate a reverse stock split of our common stock at a ratio of no less than 1-for-10 and no more than 1-for-100, with such ratio to be determined at the sole discretion of our board of directors and, effective as of April 2, 2024, we effectuated a 1-for-100 reverse stock split of our common stock. No assurance can be given, however, as to the definitive date on which the remaining fifth condition set forth in the Panel Decision will be achieved.

Following a request submitted by the Company on April 12, 2024, the Panel granted a further extension to the exception granted on January 16, 2024, to the Company, as amended on January 17, 2024 (the “Decision”), to extend the Company’s deadline to regain compliance with Listing Rule 5550(b)(1) (the “Equity Requirement”). In granting the extension, the Panel noted that as of April 15, 2024, the Company has regained compliance with Nasdaq Listing Rule 5550(b)(1). Based on the information presented, the Panel determined to grant the Company’s request for an exception extension to regain compliance with the Equity Requirement until May 31, 2024, subject to the Company demonstrating compliance with all applicable continued listing requirements for The Nasdaq Capital Market under Rule 5550.

The Panel reserves the right to reconsider the terms of this exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted. In that regard, the Panel has advised the Company that it is a requirement during the exception period that the Company provide prompt notification of any significant events that occur during this time that may affect the Company’s compliance with Nasdaq requirements. This includes, but is not limited to, prompt advance notice of any event that may call into question the Company’s ability to meet the terms of the exception granted.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release (the “Press Release”) on April 23, 2024 regarding the Additional Staff Determination. The information included in the Press Release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release of the registrant issued on April 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 23, 2024	AERWINS Technologies Inc.

	By:	/s/ Kiran Sidhu
Kiran Sidhu
Chief Executive Officer